Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Westmoreland Resource Partners, LP of our report dated March 16, 2017, with respect to the consolidated financial statements of Westmoreland Resource Partners, LP included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Grandview Heights, Ohio
May 15, 2017